Exhibit 99.2
THIS PROXY IS SOLICITED ON BEHALF OF THE VITALSTEAM BOARD OF DIRECTORS
     The undersigned hereby appoints Jack L. Waterman and Arturo Sida, or any one of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of VitalStream Holdings, Inc., a Nevada corporation (the “Company”), held of record by the undersigned on December 4, 2006, at the Special Meeting of Shareholders (the “Special Meeting”) to be held at VitalStream’s corporate office located at 555 Anton Blvd., Suite 400, Costa Mesa, California, on                     ,                     , 2007, at ___:00 _.m. PDT, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR	For	Against	Abstain
PROPOSAL 1	☐	☐	☐

PROPOSAL 1: To adopt the Agreement and Plan of Merger by and among Internap Network Services Corporation, Ivy Acquisition Corp., and VitalStream Holdings, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR	For	Against	Abstain
PROPOSAL 2	☐	☐	☐

PROPOSAL 2: To adjourn the Special Meeting if necessary to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.
THIS PROXY APPLIES TO ALL SHARES OF COMMON STOCK HELD BY THE UNDERSIGNED SHAREHOLDER. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND FOR ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
Please complete, sign and date this proxy where indicated and return it promptly using the envelope provided.

DATED:

Signature	Signature if held jointly

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)